UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2019

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34630	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive, Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01.	Other Events.

On July 12, 2019, we issued a press release announcing the agreement to acquire Mnubo, Inc., a Montreal-based provider of purpose-built artificial intelligence and analytics infrastructure for the Internet of Things, and our prior acquisition of Sabisu Ltd., a UK-based company that provides a flexible enterprise visualization and workflow solution to address the particular needs of a business and deliver real-time decision support.  The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  Neither Exhibit 99.1 nor any information contained therein shall be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall either Exhibit 99.1 or any information therein be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as expressly set forth by specific reference in such a filing.  We completed the acquisition of Mnubo effective as of July 12, 2019.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release issued by Aspen Technology, Inc. on July 12, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: July 16, 2019	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President, General Counsel and Secretary